Exhibit 10.2

Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K.

GUARANTEE AGREEMENT

Dated as of December 27, 2023

made by

PROFAC HOLDING CORP.,

as Guarantor,

and

CLMG CORP.,

as Agent, on behalf of

THE SECURED PARTIES REFERRED TO IN

THE CREDIT AGREEMENT REFERRED TO HEREIN

Table of Contents

			Page
SECTION	1.	GUARANTY; LIMITATION OF LIABILITY	1

SECTION	2.	GUARANTY ABSOLUTE	4

SECTION	3.	WAIVERS AND ACKNOWLEDGMENTS	6

SECTION	4.	SUBROGATION; SUBORDINATION; ETC.	8

SECTION	5.	PAYMENTS FREE AND CLEAR OF TAXES	9

SECTION	6.	REPRESENTATIONS AND WARRANTIES	9

SECTION	7.	COVENANTS	11

SECTION	8.	AMENDMENTS, ETC.	13

SECTION	9.	NOTICES, ETC.	13

SECTION	10.	NO WAIVER; REMEDIES	13

SECTION	11.	RIGHT OF SET-OFF	14

SECTION	12.	INDEMNIFICATION	14

SECTION	13.	CONTINUING GUARANTY; ASSIGNMENTS UNDER THE CREDIT AGREEMENT	15

SECTION	14.	EXECUTION IN COUNTERPARTS	15

SECTION	15.	GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL, ETC.	15

SECTION	16.	KEEPWELL	17

SECTION	17.	SEVERABILITY	18

SECTION	18.	HEADINGS	18

SECTION	19.	ENTIRE AGREEMENT	18

SECTION	20.	UNENFORCEABILITY OF OBLIGATIONS	18

SECTION	21.	RELATIONSHIP TO OBLIGORS	19

SECTION	22.	INTERCREDITOR AGREEMENT	19

SECTION	23.	JUDGMENT CURRENCY	19

(i)

GUARANTEE AGREEMENT

GUARANTEE AGREEMENT dated as of December 27, 2023 (this “Guaranty”) made by ProFrac Holding Corp., a Delaware corporation, (the “Guarantor”) in favor of CLMG Corp., as administrative agent (the “Agent”) on behalf of the Secured Parties. The capitalized terms defined in the Credit Agreement (as defined below) and not otherwise defined herein are used herein as therein defined (whether directly or by reference to another agreement or document), and the rules of interpretation set forth in Section 1.2 and 1.3 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

WHEREAS, PF Proppant Holding, LLC, a Texas limited liability company (the “Borrower”), Alpine Holding II, LLC, a Delaware limited liability company (“Holdings”), the guarantors from time to time party thereto, and CLMG Corp., as the Agent and Collateral Agent for the Secured Parties, and the lenders from time to time party thereto are party to a Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”);

WHEREAS, as of the date hereof, the Guarantor indirectly owns one hundred percent (100%) of the membership interests in Holdings and each Obligor;

WHEREAS, the Guarantor indirectly owns one hundred percent (100%) of the membership interests in ProFrac Holdings, LLC, ProFrac Holdings II, LLC, and ProFrac Services Holding, LLC (the “Service Companies”);

WHEREAS, the Guarantor expects to receive substantial direct and indirect benefits from the extensions of credit to the Obligors by the Lenders pursuant to the Credit Agreement (which benefits are hereby acknowledged);

WHEREAS, in consideration of the extensions of credit and other accommodations of the Secured Parties, as set forth in the Credit Agreement and other Loan Documents, the Guarantor has agreed to guarantee the Obligations as set forth herein, and intends this Guaranty to be a legal, valid, binding, enforceable and continuing obligation of the Guarantor;

WHEREAS, it is a condition precedent to the entering into of the Credit Agreement, the maintenance and making of Term Loans that the Guarantor shall have executed and delivered this Guaranty;

NOW, THEREFORE, in consideration of the premises and in order to induce the Appointed Agents and the Lenders to enter into the Credit Agreement and the Lenders to maintain and make Term Loans, the Guarantor hereby agrees as follows:

Section 1. Guaranty; Limitation of Liability.

(a) Subject to Section 1(b), the Guarantor hereby absolutely, unconditionally and irrevocably guarantees, jointly with Obligors and severally, as primary obligor and not merely as surety, to the Agent, for the benefit of the Secured Parties, the punctual payment in full in cash when due, whether at scheduled maturity or on any earlier date of a required prepayment by reason of acceleration, demand or otherwise, of all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Obligors, the Guarantor, and/or their respective subsidiaries or any of them, to the Agent, the Collateral Agent, any Lender, any Secured

Party and/or any Indemnified Person, arising under or pursuant to the Credit Agreement, any of the other Loan Documents, or this Guaranty, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, primary or secondary, as principal or guarantor, and including (i) all principal, interest, prepayment premiums, Payments, Minimum Earnings Amount, charges, expenses, fees, attorneys’ fees, Attorney Costs, filing fees and any other sums chargeable to any Obligor or Subsidiary thereof or the Guarantor hereunder or under any of the Loan Documents or this Guaranty, and (ii) any of the foregoing and any other interest, fees, or amounts accruing during an Insolvency Proceeding by or against any Obligor or Subsidiary thereof or Guarantor naming such Person as the debtor in such proceeding (regardless of whether allowed in such proceeding (“Obligations”), including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), (such Obligations being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, Attorney Costs) incurred by the Agent or any other Secured Party (in each case, to the extent and subject to the limitations, if any, provided for in the Credit Agreement) in enforcing any rights under this Guaranty or any Loan Document. Without limiting the generality of the foregoing, the Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any Obligor to any Secured Party but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Obligor. Upon the occurrence and during the continuance of (A) any “Event of Default” under and as defined in the Credit Agreement (any “Event of Default” under and as defined in the Credit Agreement, a “Credit Agreement Event of Default”) under Section 10.1(e), (f) and/ or (g) of the Credit Agreement, (B) any Credit Agreement Event of Default (other than as set forth in sub-clause (A) above) and upon delivery of a notice by the Agent to the Guarantor of its intent to exercise its rights and remedies under this Guaranty and/or (C) any Credit Agreement Event of Default that results in the Agent terminating the Commitments and declaring the Obligations to be due and payable, the obligations of the Guarantor hereunder with respect to Guaranteed Obligations shall become immediately due and payable, without demand or notice of any nature (other than as specified in subclause (B) above), all of which are expressly waived by the Guarantor. Payments by the Guarantor hereunder may be required by the Agent in accordance with the provisions hereof on any number of occasions. All payments by the Guarantor hereunder shall be made to the Agent within three (3) Business Days following the date after receipt of a written demand from the Agent, in the manner and at the place of payment specified by the Agent.

(b) Anything contained in this Guaranty to the contrary notwithstanding, the Guarantor, and by its acceptance of this Guaranty, the Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of the Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of the Guarantor hereunder (collectively, “Fraudulent Transfer Laws”). To effectuate the foregoing intention, the Agent, the other Secured Parties and the Guarantor hereby irrevocably agree that the Obligations of the Guarantor under this Guaranty at any time shall be limited to an amount equal to the largest aggregate amount that would not, at such time, result in the Obligations of the Guarantor under this Guaranty being subject to avoidance as a fraudulent transfer or conveyance but only to the extent that any Fraudulent Transfer Law has been found in a final non-appealable judgment of a court of competent jurisdiction to be applicable to such obligations as of such date, and in each case:

(i) after giving effect to all liabilities of the Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws, but specifically excluding: (A) any liabilities of the Guarantor in respect of intercompany indebtedness to the Borrower or any other Subsidiary of Holdings to the extent that such indebtedness would be discharged in an amount equal to the amount paid by the Guarantor hereunder; (B) any liabilities of the Guarantor under this Guaranty; and (C) any liabilities of the Guarantor under each of its other guarantees of and joint and several co-borrowings of Debt, in each case which contain a limitation as to maximum amount substantially similar to that set forth in this Section 1(b) (each such other guarantee and joint and several co-borrowing entered into on the date this Guaranty becomes effective, a “Competing Guaranty”) to the extent the Guarantor’s liabilities under such Competing Guaranty exceed an amount equal to (1) the aggregate principal amount of the Guarantor’s obligations under such Competing Guaranty (notwithstanding the operation of that limitation contained in such Competing Guaranty that is substantially similar to this Section 1(b)), multiplied by (2) a fraction (X) the numerator of which is the aggregate principal amount of the Guarantor’s obligations under such Competing Guaranty (notwithstanding the operation of that limitation contained in such Competing Guaranty that is substantially similar to this Section 1(b)), and (Y) the denominator of which is the sum of (I) the aggregate principal amount of the obligations of the Guarantor under all other Competing Guaranties (notwithstanding the operation of those limitations contained in such other Competing Guaranties that are substantially similar to this Section 1(b)), (II) the aggregate principal amount of the obligations of the Guarantor under this Guaranty (notwithstanding the operation of this Section 1(b)), and (III) the aggregate principal amount of the obligations of the Guarantor under such Competing Guaranty (notwithstanding the operation of that limitation contained in such Competing Guaranty that is substantially similar to this Section 1(b)); and

(ii) after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of the Guarantor pursuant to applicable requirements of any Governmental Authority or pursuant to the terms of any agreement (including any under Section 1(d)).

For purposes hereof, “Bankruptcy Law” means any proceeding of the type referred to in Sections 10.1(e), (f) or (g) of the Credit Agreement (“Bankruptcy Event”) or the Bankruptcy Code, or any similar foreign, federal or state law for the bankruptcy, insolvency, or reorganization, or relief of debtors.

(c) The Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty or any other guaranty, the Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor (as such term is defined in the Credit Agreement) so as to maximize the aggregate amount paid to the Secured Parties in respect of the Guaranteed Obligations.

Section 2. Guaranty Absolute. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms thereof, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The Guaranty by the Guarantor hereunder is a guaranty of payment (whether or not any bankruptcy or similar proceeding shall have stayed the accrual of collection of any of the Guaranteed Obligations or operated as a discharge thereof) and not of collection, and is in no way conditioned upon any requirement that the Agent first attempt to collect any portion of the Obligations from the Borrower or any Obligor or resort to any other means of obtaining payment. The Obligations of the Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any Obligor, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Obligor or whether the Borrower or any other Obligor is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto or relating to any other Guaranteed Obligations;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any Obligor under or in respect of the Loan Documents or any agreement or instrument relating thereto or relating to any other Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document or any agreement or instrument relating thereto or relating to any other Guaranteed Obligations, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Obligor or any of its Subsidiaries or otherwise;

(c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

(d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Obligor or any other assets of any Obligor or any of its Subsidiaries;

(e) any (i) change, restructuring or termination of the corporate structure or existence of the Guarantor or any of its Subsidiaries, and (ii) any change, whether direct or indirect, in the Guarantor’s relationship to any of its Subsidiaries or Obligor, including any such change by reason of any merger or consolidation or any sale, transfer, issuance, spin-off, distribution, disposal, or other disposition of any stock, equity interest or other security, assets or property of an Obligor, the Guarantor or any other Person;

(f) any failure of any Secured Party to disclose to any Obligor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any Obligor now or hereafter known to such Secured Party (the Guarantor waives any duty on the part of the Secured Parties to disclose such information);

(g) the failure of any other Person to execute or deliver this Guaranty, or any other guaranty or agreement or the release or reduction of liability of the Guarantor or other guarantor or surety with respect to the Guaranteed Obligations;

(h) any failure of any Secured Party to assert any claim or demand or to enforce any right or remedy against the Guarantor or any other Person under the provisions of any Loan Document or any other guarantor of, or collateral securing, any Guaranteed Obligations;

(i) any defense based on any claim that the Guarantor’s obligations exceed or are more burdensome than those of the Borrower or any other Obligor;

(j) any benefit of and any right to participate in any security now or hereafter held by any Secured Party;

(k) any assignment for the benefit of any Secured Party or any other marshalling of assets and liabilities of the Guarantor;

(l) any reduction, limitation, impairment or termination of any Guaranteed Obligations (except in the case of Full Payment of the Obligations) for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, non-genuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Guaranteed Obligations or otherwise;

(m) any existence of or reliance on any representation by any Secured Party or any other circumstance which might otherwise constitute a defense (other than a defense of Full Payment of the Obligations) available to, or a legal or equitable discharge of, the Borrower, the Guarantor, surety, Person or any other guarantor; or

(n) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense (other than a defense of Full Payment of the Obligations) available to, or a discharge of, any Obligor or any other guarantor or surety.

This Guaranty shall continue to be effective or be automatically reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded, invalidated, set aside, or must be restored, repaid or otherwise returned by any Secured Party, or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Obligor or otherwise, all as though such payment had not been made, and the Guarantor agrees that it will, jointly and severally, as primary obligor and not merely as surety, with the other Guarantors, indemnify the Agent and any other Secured Party on written demand for all reasonable and documented costs and expenses (including Attorney Costs) incurred by each such Secured Party in connection with such event, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer, fraudulent conveyance or similar payment under any Fraudulent Transfer Law or similar law, together with interest on amounts recoverable under this Guaranty from the time when such amounts become due until payment, whether before or after judgment, including any Default Interest.

Section 3. Waivers and Acknowledgments.

(a) The Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any and, unless otherwise expressly set forth herein or in any Loan Documents, all other notices or demands of any kind or nature whatsoever with respect to any of the Guaranteed Obligations or of the existence, creation or incurrence of new or additional Guaranteed Obligations, and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Obligor or any other Person or any Collateral.

(b) The Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty until the monetary Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and Full Payment of the Obligations shall have occurred and the Guarantor acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c) The Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Guarantor or other rights of the Guarantor to proceed against any Obligor, any other guarantor or any other Person or any Collateral, (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of the Guarantor hereunder, and (iii) any right to require that any resort be had by the Agent or any other Secured Party to any security held for the payment of the Guaranteed Obligations or to any balance of any account or credit on the books of the Agent or any other Secured Party in favor of the Borrower, any other party, or any other Person.

(d) The Guarantor acknowledges that the Agent (or Collateral Agent) may, without notice to or demand upon the Guarantor and without affecting the liability of the Guarantor under this Guaranty, foreclose under the Security Agreement pursuant to Section 16 thereof by nonjudicial sale, and the Guarantor hereby waives any defense to the recovery by the Agent and the other Secured Parties against the Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

(e) The Guarantor hereby unconditionally and irrevocably waives (i) any duty on the part of any Secured Party to disclose to the Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any Obligor or any of its Subsidiaries now or hereafter known by such Secured Party; (ii) any and all notice of the creation, contraction, incurrence, renewal, extension, amendment, waiver or accrual of any of the Obligations and notice of or proof of reliance by the Agent or any other Secured Party upon this Guaranty or acceptance of this Guaranty, the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, waived or accrued, in reliance upon this Guaranty, and (iii) any and all rights or defenses arising by reason of (A) any “one action” or “anti-deficiency” law which would otherwise prevent the Agent or Secured Parties from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against the Guarantor before or after the commencement or completion of any foreclosure action involving the Borrower or any other Obligor, whether judicially, by exercise of power of sale or otherwise, and/ or (B) any other defense arising due to waiver, release, discharge, or disallowance in bankruptcy, statute of limitations, statute of frauds, incapacity, minority, usury, illegality, unenforceability or any other objection or defense that may be available to Guarantor, or any other law or otherwise which in any other way would otherwise require any election of remedies by the Agent or Secured Parties.

(f) All dealings between the Borrower, the Obligors and the Guarantor, on the one hand, and the Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty

(g) The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated in the Loan Documents and that the waivers set forth in Section 2 and this Section 3 are knowingly made in contemplation of such benefits.

(h) The Guarantor acknowledges that it has a duty to read this Guaranty and the Loan Documents and agrees that it is charged with notice and knowledge of the terms of this Guaranty and the Loan Documents; that it has in fact read this Guaranty and is fully informed and has full notice and knowledge of the terms, conditions and effects of this Guaranty; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Guaranty and the Loan Documents; and has received the advice of its attorney in entering into this Guaranty and the Loan Documents to which it is a party; and that it recognizes that certain of the terms of this Guaranty and the Loan Documents result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability. GUARANTOR AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY PROVISION OF THIS GUARANTY AND THE LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS”.

(i) The Guarantor hereby irrevocably waives, to the extent it may do so under applicable law, any protection to which it may be entitled under Sections 365(c)(1), 365(c)(2) and 365(e)(2) of the Bankruptcy Code or equivalent provisions of any Fraudulent Transfer Law, or any successor provision of law of similar import, in the event of any Bankruptcy Event with respect to itself or any Obligor. Specifically, in the event that the trustee (or similar official) in a Bankruptcy Event with respect to itself or any Obligor or the debtor-in-possession takes any action (including the institution of any action, suit or other proceeding for the purpose of enforcing the rights of the Guarantor under this Guaranty or any Loan Document), the Guarantor shall not assert any defense, claim or counterclaim denying liability hereunder on the basis that this Guaranty or any Loan Document is an executory contract or a “financial accommodation” that cannot be assumed, assigned or enforced or on any other theory directly or indirectly based on Section 365(c)(1), 365(c)(2) or 365(e)(2) of the Bankruptcy Law, or equivalent provisions any Fraudulent Transfer

Law or any successor provision of law of similar import. If a Bankruptcy Event with respect to itself or any Obligor shall occur, the Guarantor agrees after the occurrence of such Bankruptcy Event, to reconfirm in writing, to the extent permitted by applicable law, its pre-petition waiver of any protection to which it may be entitled under Sections 365(c)(1), 365(c)(2) and 365(e)(2) of the Bankruptcy Code or equivalent provisions of any Fraudulent Transfer Law, or any successor provision of law of similar import and, to give effect to such waiver, the Guarantor consents to the assumption and enforcement of each provision of this Guaranty and any Loan Document by the debtor-in-possession or its or any Obligor’s trustee in bankruptcy, as the case may be.

(i) The Guarantor acknowledges that each of the waivers and consents set forth in this Guaranty are made voluntarily and unconditionally after consultation with independent legal counsel of its choice and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which the Guarantor otherwise may have against the Borrower, any other Guarantor, the Secured Parties or any other Person or against any Collateral. If, notwithstanding the intent of the parties that the terms of this Guaranty shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

Section 4. Subrogation; Subordination; etc.

(a) Subrogation(b) . The Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Obligor or any other Guarantor (as such term is defined in the Credit Agreement) that arise from the existence, payment, performance or enforcement of the Guarantor’s Obligations under or in respect of this Guaranty or any Loan Document or any other agreement relating to any Guaranteed Obligations, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower, any other Obligor or any other Guarantor (as such term is defined in the Credit Agreement) or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Obligor or any other Guarantor (as such term is defined in the Credit Agreement), directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until Full Payment of the Obligations has occurred. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the date on which Full Payment of the Obligations has occurred, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents or any other agreement relating to any Guaranteed Obligations, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) the Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, and (ii) Full Payment of the Obligations shall occur, the Secured Parties will, at the Guarantor’s request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by the Guarantor pursuant to this Guaranty. Notwithstanding anything to the contrary contained in this Guaranty, the Guarantor shall not exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, and may not proceed or seek recourse against or with respect to any property or asset of, any Obligor (the “Foreclosed Obligor”), including after Full Payment of the Obligations, if all or any portion of the Obligations have been satisfied in connection with an exercise of remedies in respect of the Stock of such Foreclosed Obligor whether pursuant to this Guaranty or otherwise.

(b) Subordination. The payment of any amounts due with respect to any indebtedness of any Obligor for money borrowed or credit received now or hereafter owed to the Guarantor is hereby expressly made subordinate and junior in right of payment to the Full Payment of the Obligations, and the Guarantor agrees, after an Event of Default has occurred and is continuing, that it will not demand, sue for or otherwise attempt to collect any such indebtedness of any Obligor owed to the Guarantor until Full Payment of the Obligations. If, notwithstanding the foregoing sentence, the Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations remain outstanding, following the occurrence and during the continuation of an Event of Default such amounts shall be collected, enforced and received by the Guarantor as trustee for the Agent and be paid over to the Agent on account of the Obligations without affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

(c) Provisions Supplemental. The provisions of this Section 4 shall be supplemental to and not in derogation of any rights and remedies of the Agent or Lenders under any separate subordination agreement which the Agent or Lenders may at any time and from time to time enter into with the Guarantor for the benefit of the Agent or Lenders, as applicable.

Section 5. Payments Free and Clear of Taxes. Any and all payments made by the Guarantor under or in respect of this Guaranty or any Loan Document shall be made in accordance with Section 5.1 of the Credit Agreement.

Section 6. Representations and Warranties. The Guarantor hereby represents and warrants on the date hereof as follows:

(a) The Guarantor has the power and authority to execute, deliver and perform this Guaranty, to guarantee the Obligations, and to incur the Guaranteed Obligations. Guarantor has taken all necessary corporate, limited liability company or partnership, as applicable, action (including obtaining approval of its shareholders, if necessary) to authorize its execution, delivery and performance of this Guaranty. This Guaranty has been duly executed and delivered but it, and constitute the legal, valid and binding obligations of the Guarantor, enforceable against it in accordance with its respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, winding up, moratorium and other similar Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at Law) and an implied covenant of good faith and fair dealing. The Guarantor’s execution, delivery and performance of this Guaranty does not conflict with, or constitute a violation or breach of, the terms of (i) any contract, mortgage, lease, agreement, indenture, or instrument to which the Guarantor is a party or which is binding upon it, (ii) any Requirement of Law applicable to it, any Obligor or any of its respective Subsidiaries, or (iii) any Organization Documents of it, any Obligor or any of its respective Subsidiaries, in each case, with respect to clauses (i), (ii) and (iii) of this sentence, in any respect that would reasonably be expected to have a Material Adverse Effect.

(b) The Guarantor (i) is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified as a corporation, partnership or limited liability company, as applicable, and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would reasonably be expected to have a Material Adverse Effect, and (iii) has all requisite power and authority to conduct its business and to own its property, except where the failure to have such power and authority would not reasonably be expected to have a Material Adverse Effect.

(c) Guarantor has delivered to the Agent (for further distribution to the Lenders) the unaudited consolidated balance sheets of the Guarantor and its consolidated subsidiaries as at the end of, and related statements of income and cash flows of Guarantor and its consolidated subsidiaries, (a) for the fiscal quarter ended June 30, 2023 and (b) thereafter for each fiscal month ended at least 30 days prior to the Closing Date (the “Historical Financial Statements”). The Historical Financial Statements, including the schedules and notes thereto, if any, have been prepared in reasonable detail in accordance with GAAP consistently applied throughout the periods covered thereby and present fairly, in all material respects, the Guarantor and its consolidated subsidiaries’ financial position as at the dates thereof and their results of operations for the periods then ended, subject, in the case of such unaudited Historical Financial Statements, to changes resulting from normal year-end audit adjustments and to the absence of footnotes.

(d) On the Closing Date and after giving effect to the Transactions to be consummated on the Closing Date, the Guarantor is Solvent.

(e) The Guarantor is not in violation of any Law, judgment, order or decree applicable to it, where such violation would reasonably be expected to have a Material Adverse Effect.

(f) No Default (as defined herein) or Event of Default has occurred and is continuing, and no Credit Agreement Event of Default or “Default” under and as defined in the Credit Agreement (a “Credit Agreement Default”) has occurred and is continuing.

(g) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

(h) The Guarantor has, independently and without reliance upon any Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty, and the Guarantor has established adequate means of obtaining from each Obligor on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of the Obligors.

(i) The Guarantor is not an “Investment Company,” or a company “controlled” by an “Investment Company” within the meaning of the Investment Company Act of 1940, as amended.

(j) The Guarantor is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock (within the meaning of Regulation U issued by the Federal Reserve Board), and no proceeds of any Borrowings will be used for any purpose that violates Regulation U or Regulation X of Federal Reserve Board.

Section 7. Covenants. The Guarantor covenants to the Agent and each Secured Party that, from and after the date hereof until Full Payment of the Obligations, the Guarantor:

(a) subject to Section 7(h), shall maintain (i) its legal existence, (ii) good standing in its jurisdiction of organization, except, in the case of clause (ii) in such cases where failure to maintain its good standing would not exceed ten (10) Business Days after the earlier of (i) receipt by the Guarantor of notice of such failure from the Agent or (ii) actual knowledge of such failure by a Responsible Officer of the Guarantor, and (iii) its qualification and good standing in all other jurisdictions necessary or desirable in the ordinary course of business of the Guarantor except, in the case of this clause (iii), in such cases where the failure to maintain its qualification and/or good standing would not reasonably be expected to have a Material Adverse Effect;

(b) shall comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act, all Anti-Terrorism Laws, all Environmental Laws, Laws administered by OFAC and the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder), except where noncompliance could not reasonably be expected to have a Material Adverse Effect. Guarantor shall take all reasonable action to, obtain and maintain all licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business, except where the failure to obtain and maintain such licenses, permits, franchises, and governmental authorizations could not reasonably be expected to have a Material Adverse Effect;

(c) shall ensure that (i) none of the Obligors or any of their respective Subsidiaries or any of the respective directors, officers or, to the Obligors’ knowledge, employees, agents, Affiliates of the Obligors or any of their respective Subsidiaries is a Sanctioned Person, (ii) none of the Obligors or any of their respective Subsidiaries, or any of the respective directors, officers or, to the Obligors’ knowledge, employees or agents (each in their capacity as such) or, to the extent involved in any transactions covered by this Guaranty, Affiliates of the Obligors or any of their respective Subsidiaries is engaged or has, in the five years prior to the date of this Guaranty, engaged, in dealings in, with or involving any Sanctioned Person in violation of applicable Sanctions or in a manner that could result in the imposition of Sanctions on any party to this Guaranty, (iii) each Obligor and its Subsidiaries will continue to maintain or be subject to policies and procedures designed to promote and achieve compliance with applicable Sanctions in all material respects, and (iv) each Obligor and its Subsidiaries are in compliance with all applicable Sanctions in all material respects;

(d) shall (i) perform and observe, and cause each of the Obligors to perform and observe, all of the terms, covenants and agreements set forth hereunder and/ or in each Loan Document on its or their part to be performed or observed (as applicable), in each case, in accordance with the provisions hereof and thereof, (ii) refrain from taking any action, and cause each of the Obligors to refrain from taking any action, that will cause the occurrence of an Credit Agreement Event of Default;

(e) (i) shall comply in all material respects with the terms of its Organization Documents, and (ii) shall not amend, modify or change in any manner or any term or condition thereof that is materially adverse to the interests of the Lenders;

(f) shall ensure that its obligations hereunder rank at all times at least pari passu in right of priority and payment with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally;

(g) shall provide (i) notice of the occurrence of any Credit Agreement Event of Default or Credit Agreement Default in accordance with Section 6.3(a) thereof, and (ii) notice promptly and in any event no later than five (5) Business Days after a Responsible Officer becoming aware of any default by the Guarantor of its obligations under this Guaranty (“Default”; upon such Default becoming an “Event of Default” under the Credit Agreement, an “Event of Default”) and/or the occurrence of any Event of Default, including a description of such Event of Default reasonably satisfactory to the Agent and the actions contemplated to be taken by the Guarantor to remedy such Event of Default;

(h) shall not merge, amalgamate, consolidate, or Dispose of all or substantially all of its business units, assets and properties to another Person, unless (1) either (i) the Guarantor is the surviving Person or (ii) the Person formed by or surviving any such merger, amalgamation, or consolidation (if other than the Guarantor) or to which such dividend or distribution has been made (the “Successor Person”) is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia and (2) the Successor Person, if applicable, assumes all the obligations of the Guarantor under this Guaranty pursuant to an amendment to this Guaranty;

(i) shall not wind up, liquidate or dissolve, or change its legal form, liquidate or dissolve or enter into any division of assets;

(j) (i) shall not, without the prior written consent of Agent (acting at the direction of the Required Lenders), commence, or join with any other Person in commencing, any bankruptcy, reorganization, or insolvency proceeding against any Obligor; and (ii) shall file, in any bankruptcy or other proceeding in which the filing of claims is required or permitted by law, all claims which the Guarantor may have against any Obligor relating to any indebtedness of any Obligor to the Guarantor, and hereby assigns to Agent (on behalf of the Secured Parties) all rights of the Guarantor thereunder. If the Guarantor does not file any such claim, the Agent, as attorney-in-fact for the Guarantor, is hereby authorized to do so in the name of the Guarantor or, in Agent’s discretion (acting at the direction of the Secured Parties in accordance with the Loan Documents), to assign the claim to a nominee and to cause proofs of claim to be filed in the name of Agent’s nominee. The foregoing power of attorney is coupled with an interest which cannot be revoked. The Agent or its nominee shall have the sole right to accept or reject any plan proposed in any such proceeding and to take any other action which a party filing a claim is entitled to take. In all such cases, whether in administration, bankruptcy or otherwise, the person authorized to pay such a claim shall pay the same to Agent to the extent of any Guaranteed Obligations which then remain due, unpaid or unperformed, and, to the full extent necessary for that purpose, the Guarantor hereby assigns to Agent all of the Guarantor’s rights to all such payments or distributions to which the Guarantor would otherwise be entitled; provided that the Guarantor’s obligations hereunder shall not be satisfied except to the extent that Agent receives cash by reason of any such payment or distribution. If Agent receives anything hereunder other than cash, the same shall be held as Collateral for amounts due under this Guaranty;

(k) (i) shall beneficially own (and of record own) and Control, directly or indirectly, at least 50.1% of the equity interests in each of ProFrac Holdings II, LLC and Holdings (any failure or noncompliance with the foregoing, a “Loss of Control”) (it being understood and acknowledged that any occurrence of a Loss of Control shall constitute an Event of Default, regardless of whether the Guarantor or any other Person permitted the same); and (ii) shall not make or declare any Distribution (and/or any authorization and declaration thereof), other than to the extent such Distribution is made in Cash (and, without limitation, not in Stock or other property and assets of such Person); and

(l) shall from time to time, on request by the Agent or any Secured Party, do or procure the doing of all such acts and will execute or procure the execution of all such documents as any Secured Party may reasonably consider necessary for giving full effect to this Guaranty and/or or full benefits or intention of all rights, powers and remedies conferred upon the Secured Parties hereunder.

Section 8. Amendments, Etc.

(a) No amendment or waiver of any provision of this Guaranty and no consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Agent (at the direction or with the consent of the Required Lenders) and the Guarantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) [Reserved].

Section 9. Notices, Etc. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Guaranty, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement. This Guaranty may be authenticated by manual signature, facsimile or other electronic communication, and the effectiveness of this Guaranty and signatures thereon shall have the same force and effect as manually signed originals and shall be binding on all parties thereto. The Agent may require that any such signatures be confirmed by a manually-signed original thereof, provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile or other electronic signature.

Section 10. No Waiver; Remedies. No failure on the part of the Agent or any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 11. Right of Set-off. In addition to any rights and remedies of the Lenders provided by Law, if an Credit Agreement Event of Default or Event of Default is then continuing or the Term Loans have been accelerated prior to Full Payment, each Secured Party is authorized at any time and from time to time, without prior notice to the Guarantor, any such notice being waived by the Guarantor to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Secured Party or any Affiliate of such Secured Party to or for the credit or the Guarantor against any and all Obligations then due and owing by the Guarantor or any Obligor under this Guaranty or any Loan Document to such Secured Party, now or hereafter existing, irrespective of whether or not the Agent or such Secured Party shall have made demand under this Guaranty or any Loan Document.

Section 12. Indemnification. In any suit, proceeding or action brought by the Agent or any of the other Secured Parties relating to or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of any Obligor enforceable against such Obligor in accordance with their terms, the Guarantor agrees to save, indemnify and keep the Agent and the other Secured Parties harmless from and against all reasonable and documented out-of-pocket fees and expenses or Losses suffered by reason of any defense, setoff or counterclaim arising out of a breach by Guarantor of any obligation hereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from Guarantor, in each case to the extent required by Section 14.10 of the Credit Agreement; provided that each reference therein to “the Borrower” shall be deemed to be a reference to “the Guarantor” and each reference therein to “Indemnified Person” shall be deemed to include each Secured Party. All such obligations of Guarantor shall be and remain enforceable against and only against the Guarantor and shall not be enforceable against the Agent or any of the other Secured Parties.

(a) Without prejudice to the survival of any of the other agreements of the Guarantor under this Guaranty or any of the Loan Documents, the agreements and obligations of the Guarantor contained in Section 1(a) (with respect to enforcement expenses), the last sentence of Section 2, the last sentence of Section 4(a), Section 5 and this Section 12 shall survive the Full Payment of the Obligations and all of the other amounts payable under this Guaranty.

Section 13. Continuing Guaranty; Assignments under the Credit Agreement. This Guaranty is a continuing guaranty and shall (a) apply to all Guaranteed Obligations whenever arising and remain in full force and effect until Full Payment of the Obligations has occurred, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement, in accordance with the terms of the Credit Agreement, to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent provided and permitted in Section 12.2 (or, in the case of the Agent, Article XIII) of the Credit Agreement; provided that each reference therein to “the Borrower” shall be deemed to be a reference to “the Guarantor” and each reference therein to “Indemnified Person” shall be deemed to include each Secured Party. The Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of all Lenders, and any purported assignment or transfer without such consent will be void ab initio, and the Guarantor shall not be released from its obligations hereunder pursuant thereto.

Section 14. Execution in Counterparts. This Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Guaranty may be authenticated by manual signature, telecopier, or other electronic communication, and the effectiveness of this Guaranty and signatures thereon shall have the same force and effect as manually signed originals and shall be binding on all parties thereto. The Agent may require that any such signatures be confirmed by a manually-signed original thereof, provided that the failure to request or deliver the same shall not limit the effectiveness of any signature delivered electronically or by facsimile. Notwithstanding anything to the contrary under this Guaranty or any Loan Document, the words “authenticated”, “execution,” “signed,” “signature,” and words of like import hereunder or thereunder shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 15. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.

(a) THIS GUARANTY SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY LOAN DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA LOCATED IN NEW YORK COUNTY, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, THE GUARANTOR AND THE AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF

ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. THE GUARANTOR AND THE AGENT IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (x) THE AGENT SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON ANY SECURITY FOR THE OBLIGATIONS AND (y) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

(c) SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THIS GUARANTY. THE GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE BORROWER AT ITS ADDRESS SET FORTH IN SECTION 14.8 OF THE CREDIT AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID.

(d) THE GUARANTOR AND THE AGENT EACH IRREVOCABLY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE GUARANTOR AND THE AGENT EACH AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTY OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY.

Section 16. Keepwell. The Guarantor, to the extent constituting a Qualified ECP Guarantor, hereby continually, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Obligor to honor all of its obligations under the Guarantee Agreement in respect of Swap Obligations (provided, however, that the Guarantor, to the extent constituting a Qualified ECP Guarantor, shall only be liable under this Section 16 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 16, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 16 shall remain in full force and effect until the Full Payment of all Obligations and termination of all commitments under the Credit Agreement. The Guarantor, to the extent constituting a Qualified ECP Guarantor, intends that this Section 16 constitute, and this Section 16 shall be deemed to constitute, a “keepwell, support or other agreement” for the benefit of each Obligor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, the Guarantor, to the extent that it has total assets exceeding $10,000,000 at the time the this Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 17. Severability. In the event any provision of this Guaranty is prohibited or unenforceable in any jurisdiction, such provision shall, solely as to such jurisdiction, be ineffective to the extent of such prohibition hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the prohibited or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the prohibited or unenforceable provisions.

Section 18. Headings. Section headings used herein are for convenience of reference only, are not part of this Guaranty and are not to affect the construction of, or to be taken into consideration in interpreting, this Guaranty.

Section 19. Entire Agreement. This Guaranty, together with any other agreements executed in connection herewith, embodies the entire agreement and understanding among the Guarantor, the Agent and the other Secured Parties with respect the subject matter hereof and thereof and supersedes all prior oral and written agreements and understandings among the Guarantor, the Agent and the other Secured Parties relating to the subject matter hereof and thereof.

Section 20. Unenforceability of Obligations. If for any reason the Borrower or any other Obligor has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from the Borrower or any other Obligor by reason of the any Obligor’s insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal obligor on all the Guaranteed Obligations. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, or for any other reason, all of the Guaranteed Obligations otherwise subject to acceleration under the terms of the Credit Agreement or any other agreement evidencing, securing or otherwise executed in connection with any Guaranteed Obligations shall be immediately due and payable by the Guarantor.

Section 21. Relationship to Obligors. The value of the consideration received and to be received by Guarantor is reasonably worth at least as much as the liability and obligation of Guarantor incurred or arising under this Guaranty and all related papers and arrangements. Guarantor and its board of directors or equivalent governing body, its advisors and general partners have determined that such liability and obligation may reasonably be expected to substantially benefit Guarantor directly or indirectly. Guarantor has had full and complete access to the underlying documents relating to the Guaranteed Obligations and all other documents, agreements and instruments executed by the Borrower or any Obligor in connection with the Guaranteed Obligations and has reviewed them and is fully aware of the meaning and effect of their contents. Guarantor is fully informed of all circumstances which bear upon the risks of executing this Guaranty and which a diligent inquiry would reveal. The Guarantor acknowledges and confirms that the Guarantor itself has established its own adequate means of obtaining from the Borrower and/ or each Obligor on a continuing basis all information desired by the Guarantor concerning the financial condition of the Borrower and/ or each Obligor and that the Guarantor will look to the Borrower and/ or and not to the Agent or any other Secured Party in order for the Guarantor to keep adequately informed of changes in any Obligor’s financial condition. Guarantor agrees that the Agent any Secured Parties shall not have any obligation to advise or notify Guarantor or to provide Guarantor with any data or information.

Section 22. Intercreditor Agreement. Notwithstanding anything herein to the contrary, prior to the Discharge of ABL Obligations (as defined in the ABL Intercreditor Agreement), (i) this Guaranty, including without limitation, the Guaranteed Obligations and the exercise of the rights and remedies of the Agent and the Collateral Agent hereunder and under any other Security Document shall be subject to the provisions of the ABL Intercreditor Agreement and (ii) in the event of any conflict between the terms of the ABL Intercreditor Agreement and this Guaranty or any other Security Document, the terms of the ABL Intercreditor Agreement shall govern and control.

Section 23. Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert an amount due hereunder in the currency in which it is due (the “Original Currency”) into another currency (the “Second Currency”), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, the Agent could purchase in the New York foreign exchange market, the Original Currency with the Second Currency on the date two (2) Business Days preceding that on which judgment is given. The Guarantor agrees that its obligation in respect of any Original Currency due from it hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date the Agent receives payment of any sum so adjudged to be due hereunder in the Second Currency, the Agent may, in accordance with normal banking procedures, purchase, in the New York foreign exchange market, the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased or could have been so purchased is less than the amount originally due in the Original Currency, the Guarantor agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify the Agent against such loss. The term “rate of exchange” in this Section 23 means the spot rate at which the Agent, in accordance with normal practices, is able on the relevant date to purchase the Original Currency with the Second Currency, and includes any premium and costs of exchange payable in connection with such purchase.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be dully executed and delivered by its officer thereunto duly authorized as of the date first above written.

PROFRAC HOLDING CORP.

By:	/s/ Lance Turner
Name:	Lance Turner
Title:	Chief Financial Officer

[Signature Page to Guarantee Agreement, dated December 27, 2023, between ProFrac Holding Corp. as Guarantor and CLMG Corp. as Agent]

CLMG CORP.

By:	/s/ James Erwin
Name:	James Erwin
Title:	President

[Signature Page to Guarantee Agreement, dated December 27, 2023, between ProFrac Holding Corp. as Guarantor and CLMG Corp. as Agent]

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